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                                                                     EXHIBIT 4.8


                       AMENDMENT TO THE CRESTAR EMPLOYEES'
                         THRIFT AND PROFIT SHARING PLAN
                AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, and subsequently amended, is further amended as set forth below, effective January 1, 1998:

1. Plan Section 3.2(c) is amended by changing the reference to "two percent (2%)" in the first sentence to "one percent (1%)."

2.       Plan Section 3.4(a) is amended to read as follows:

                  (a) AMOUNT. The Employers shall contribute to the Plan out of their current or accumulated earnings for the Accounts of Participants with Salary Reduction Elections in effect, an aggregate amount equal to one hundred percent (100%) of the 401(k) Contribution made on behalf of each such Participant, but not exceeding four percent (4%) of the Participant's Compensation as to which any such election applied. Notwithstanding the foregoing, under no circumstances may a Participant's Matching Contribution exceed four percent (4%) of his Compensation for the Plan Year.

3. Plan Section 3.6(a) is amended by adding the following sentences to the end:

                  Notwithstanding the foregoing provisions of this subsection, effective January 1, 1998, the amount of the annual Profit Sharing Contribution shall be such amount, if any, determined each year by the Board in its full and complete discretion.

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                       AMENDMENT TO THE CRESTAR EMPLOYEES'
                         THRIFT AND PROFIT SHARING PLAN
                AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, and subsequently amended, is further amended as set forth below, effective January 1, 1998:

1. Plan Section 4.9(b)(1) is amended by revising the first sentence to read as follows:

                  (1) To the extent that a Participant's excess Annual Additions are attributable to 401(k) Contributions or nondeductible voluntary employee contributions, those 401(k) Contributions or nondeductible voluntary employee contributions, and any earnings thereon, may be returned to the Participant in the Limitation Year in which they are determined to be excess Annual Additions and will reduce that Participant's excess Annual Addition.

2. Plan Section 8.1(a) is amended by changing the references to "$3,500" to "$5,000."

3. Plan Section 9.3(a) is amended by changing the references to "$3,500" to "$5,000."

4. Plan Section 9.3(b) is amended by changing the references to "$3,500" to "$5,000."